As filed with the Securities and Exchange Commission on December 22, 1998.
                            Registration No. 33-86840


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             WASHINGTON MUTUAL, INC.
             (Exact name of registrant as specified in its charter)

                Washington                           91-1653725
      (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)         Identification Number)

                                1201 Third Avenue
                            Seattle, Washington 98101
              (Address of principal executive officers) (Zip Code)

          WASHINGTON MUTUAL AMENDED AND RESTATED 1994 STOCK OPTION PLAN WASHINGTON MUTUAL, INC. AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
                     WASHINGTON MUTUAL RESTRICTED STOCK PLAN
               WASHINGTON MUTUAL EMPLOYEES' STOCK PURCHASE PROGRAM
                  WASHINGTON MUTUAL EMPLOYEE SERVICE AWARD PLAN
         WASHINGTON MUTUAL, INC. RETIREMENT SAVINGS AND INVESTMENT PLAN
                            (Full title of the Plans)

                                 Marc R. Kittner
                             Deputy General Counsel
                             Washington Mutual, Inc.
                                1201 Third Avenue
                            Seattle, Washington 98101
                                 (206) 461-2000
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                                 David R. Wilson
                         Foster Pepper & Shefelman PLLC
                          1111 Third Avenue, Suite 3400
                            Seattle, Washington 98101
                                 (206) 447-4400



     The  Registrant   hereby  removes  from   registration  any  unsold  shares
registered for reoffer and resale by shareholders of the Registrant pursuant to the Prospectus contained in this Registration Statement.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-86840 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on this 15th day of December, 1998.

                                          WASHINGTON MUTUAL, INC.


                                      By: /s/ Kerry K. Killinger
                                          Kerry K. Killinger
                                          President and Chief Executive Officer

                                Power of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kerry K. Killinger and Fay L. Chapman, or either of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirement  of  the  Securities  Act  of  1933,   this
Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Kerry K. Killinger                                       December 15, 1998
--------------------------------------------
Kerry K. Killinger
Chairman of the Board of Directors,
Chief Executive Officer and President
(Principal Executive Officer)


/s/ William A. Longbrake                                     December 15, 1998
--------------------------------------------
William A. Longbrake
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ Richard M. Levy                                          December 15, 1998
--------------------------------------------
Richard M. Levy
Senior Vice President and Controller
(Principal Accounting Officer)


/s/ Douglas P. Beighle                                       December 15, 1998
--------------------------------------------
Douglas P. Beighle
Director


--------------------------------------------
David Bonderman
Director


--------------------------------------------
J. Taylor Crandall
Director

/s/ Roger H. Eigsti                                          December 15, 1998
-------------------------------------------
Roger H. Eigsti
Director



--------------------------------------------
John W. Ellis
Director


/s/ Anne V. Farrell                                          December 15, 1998
------------------------------------------
Anne V. Farrell
Director


/s/ Stephen E. Frank                                         December 15, 1998
------------------------------------------
Stephen E. Frank
Director


/s/ William P. Gerberding                                    December 15, 1998
------------------------------------------
William P. Gerberding
Director



--------------------------------------------
Enrique Hernandez, Jr.
Director


/s/ Phillip D. Matthews                                      December 15, 1998
------------------------------------------
Phillip D. Matthews
Director


/s/ Samuel B. McKinney                                       December 15, 1998
------------------------------------------
Dr. Samuel B. McKinney
Director


/s/ Michael K. Murphy                                        December 15, 1998
------------------------------------------
Michael K. Murphy
Director


/s/ William G. Reed, Jr.                                     December 15, 1998
------------------------------------------
William G. Reed, Jr.
Director


/s/ Elizabeth A. Sanders                                     December 15, 1998
------------------------------------------
Elizabeth A. Sanders
Director


/s/ William D. Schulte                                       December 15, 1998
------------------------------------------
William D. Schulte
Director

/s/ James H. Stever                                          December 15, 1998
------------------------------------------
James H. Stever
Director


/s/ Willis B. Wood, Jr.                                      December 15, 1998
-----------------------------------------
Willis B. Wood, Jr.
Director



     The Retirement Savings and Investment Plan. Pursuant to the requirements of the Securities Act, the trustees of the RSIP have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 15th day of December, 1998.

                               WASHINGTON MUTUAL, INC. RETIREMENT
                                SAVINGS AND INVESTMENT PLAN



                           By: /s/ Kerry K. Killinger
                               Kerry K. Killinger
                               Member, RSIP Administrative Committee